UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2022

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2022, the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) appointed Mark Feasel to serve as the Company’s Executive Vice President and Chief Commercial Officer, effective April 18, 2022. In connection with Mr. Feasel’s appointment as the Company’s Executive Vice President and Chief Commercial Officer, Jason Few, the Company’s President, Chief Executive Officer and Chief Commercial Officer, resigned his role of Chief Commercial Officer effective March 31, 2022. Mr. Few will remain in his positions as President and Chief Executive Officer of the Company.

Mr. Feasel, age 51, served as President, Smart Grid – North America of Schneider Electric USA (“Schneider Electric”), a multinational energy efficiency and automation provider, from December 2019 to April 18, 2022. Prior to that, he served Schneider Electric as Vice President, Electric Utility Segment & Smart Grid from July 2012 to December 2019, as Vice President, Sales and Marketing from November 2010 through July 2012, and as Director, Sales and Marketing from March 2005 to November 2010. As President, Smart Grid – North America, Mr. Feasel has responsibility for the Electric Utility segment, Smart Grid, and Microgrid for Schneider Electric in North America. Throughout his career at Schneider Electric, he has held leadership roles in Energy Management, Power Quality, Utility Solutions, Oil & Gas Solutions, Electrical Distribution Protection and Automation, and Microgrids. Mr. Feasel joined Schneider Electric in 2005 through the company’s acquisition of Power Measurement, Inc., and began his career with the United States Navy serving in the Electrical Division where he was responsible for the operation and maintenance of the systems associated with the nuclear reactor plant on a ballistic missile submarine. In addition to his role at Schneider Electric, Mr. Feasel has also served as an Adjunct Professor at Northwestern University since June 2020, where he teaches Electric Utility Grid Planning and Operations for the Master of Science in Energy and Sustainability Program. Mr. Feasel is a graduate of the University of Toledo.

On March 31, 2022, in connection with Mr. Feasel’s appointment as the Company’s Executive Vice President and Chief Commercial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Feasel, effective as of April 18, 2022 (the “Effective Date”).

The Employment Agreement between the Company and Mr. Feasel provides for an annual base salary of $365,000 and a target annual bonus equal to 65% of his annual base salary, as determined and approved by the Board or a committee of the Board. Mr. Feasel will also be entitled to participate in the Company’s long-term incentive compensation program under its 2018 Omnibus Incentive Plan (the “Plan”), with the terms and conditions of any awards granted to Mr. Feasel being in the sole discretion of the Board or a committee thereof; provided that, within the first 30 days following the Effective Date, Mr. Feasel will be granted a one-time award of restricted stock units under the Plan equal to the quotient of $1,000,000 divided by the average closing stock price of the Company’s common stock over the 20 trading days ending on the trading day immediately before the Effective Date.  The restricted stock units will vest with respect to 50% of the units on March 24, 2023 and 50% of the units on March 25, 2024, assuming that he remains continuously employed through such dates. The amount of the restricted stock unit award and vesting schedule of such award are intended to compensate Mr. Feasel for equity awards forfeited by him as a result of his resignation from Schneider Electric.  Mr. Feasel will also receive a one-time cash signing bonus in the amount of $400,000 that is subject to repayment if Mr. Feasel resigns or is terminated for cause (as defined in the Employment Agreement) during the 24-month period after the Effective Date. The one-time cash signing bonus is intended, in part, to compensate Mr. Feasel for a retention award Mr. Feasel will be required to repay as a result of his resignation from Schneider Electric.

In the event that the Company terminates the employment of Mr. Feasel without cause or Mr. Feasel terminates his employment for good reason (as defined in the Employment Agreement), Mr. Feasel will be entitled to receive a severance payment in an amount equal to six months of his annual base salary at the date of termination plus payment by the Company of his COBRA premiums for up to six months, provided that he elects continuation of coverage under COBRA and he is not eligible for health coverage under another employer’s plan.

In the event that Mr. Feasel’s employment is terminated in connection with a change in control (as defined in the Employment Agreement) by the Company for any reason other than cause or by Mr. Feasel for good reason, Mr. Feasel will be entitled to receive a severance payment in an amount equal to one year of his annual base salary as of the date of termination plus one year of the average of bonuses paid to him since his appointment as Executive Vice President and Chief Commercial Officer, or if he has not received any bonuses, his target bonus for the year of such termination. The Company also will pay Mr. Feasel’s COBRA premiums for up to 12 months, provided that he elects continuation coverage under COBRA and he is not eligible for health coverage under another employer’s plan. If the Company terminates Mr. Feasel’s employment without cause during the 90 day period preceding a change in control or the 18 month period thereafter, the termination will be deemed to be in connection with a change in control. The Employment Agreement also provides that any equity-based awards will accelerate and immediately vest if there is a change in control and Mr. Feasel’s employment with the Company is terminated by the Company without cause or by Mr. Feasel for good reason in connection with the change in control.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Feasel and any other persons pursuant to which Mr. Feasel was selected to serve as Executive Vice President and Chief Commercial Officer of the Company. There are also no family relationships between Mr. Feasel and any director or executive officer of the Company, and Mr. Feasel has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 31, 2022 and effective as of April 18, 2022, by and between FuelCell Energy, Inc. and Mark Feasel.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 5, 2022	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer